Exhibit 99.1

Hilltop HoldingsInc. Q42015EarningsPresentation February 25, 2016

Preface 200 Crescent Court, Suite 1330 Dallas, TX 75201 Phone: (214) 855-2177 Fax: (817) 887-1687 www.hilltop-holdings.com Please contact: Isabell Novakov Phone: (214) 252-4029 Email: inovakov@plainscapital.com FORWARD-LOOKING STATEMENTS This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our business strategy, our financial condition, our efforts to make strategic acquisitions, the integration of the operations acquired in the SWS Merger, our revenue, our liquidity and sources of funding, market trends, operations and business, expectations concerning mortgage loan origination volume, expected losses on covered loans and related reimbursements from the Federal Deposit Insurance Corporation (“FDIC”), expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, anticipated changes in our revenues or earnings, the effects of government regulation applicable to our operations, the appropriateness of our allowance for loan losses and provision for loan losses, and the collectability of loans and litigation, our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) risks associated with merger and acquisition integration, including our ability to promptly and effectively integrate our businesses with those acquired in the SWS Merger and achieve the anticipated synergies and cost savings in connection therewith, as well as the diversion of management time on acquisition-and integration-related issues; (ii) our ability to estimate loan losses; (iii) changes in the default rate of our loans; (iv) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (v) risks associated with concentration in real estate related loans; (vi) severe catastrophic events in Texas and other areas of the southern United States; (vii) changes in the interest rate environment; (viii) cost and availability of capital; (vix) effectiveness of our data security controls in the face of cyber attacks; (x) changes in state and federal laws, regulations or policies affecting one or more of the our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xi) approval of new, or changes in, accounting policies and practices; (xii) changes in key management; (xiii) competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies; (xiv) our ability to obtain reimbursements for losses on acquired loans under loss-share agreements with the FDIC to the extent the FDIC determines that we did not adequately manage the debt loan portfolio; (xv) failure of our insurance segment reinsurers to pay obligations under reinsurance contracts; and (xvi) our ability to use excess cash in an effective manner, including the execution of successful acquisitions. For further discussion of such factors, see the risk factors described in the Hilltop Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. 2 Additional Information Corporate Headquarters

Hilltop Holdings – Q4 2015 Highlights • For the fourth quarter of 2015, net income to common stockholders was $20.7 million, or $0.21 per diluted share • Fourth quarter 2015 adjusted net income1 was $33.4 million, or $0.34 per diluted share, when excluding the transaction and integration costs related to the SWS Merger • In connection with the SWS Merger, during the fourth quarter of 2015, Hilltop incurred $14.4 million in pre-tax transaction and integration costs, consisting of $4.9 million in the broker-dealer segment and $9.5 million within corporate • For the fourth quarter of 2014, net income to common stockholders was $31.7 million, or $0.35 per diluted share • ROAA was 0.68% in Q4 2015, relative to 1.42% in Q4 2014 • ROAE was 4.70% in Q4 2015, relative to 8.55% in Q4 2014 • Hilltop’s four operating segments reported $49.8 million in pre-tax income during Q4 2015 • PlainsCapital Bank contributed $34.2 million of pre-tax income • PrimeLending contributed $3.8 million of pre-tax income • Hilltop Securities Holdings contributed $3.7 million of pre-tax income • National Lloyds Corporation contributed $7.0 million of pre-tax income • Hilltop common equity increased to $1.7 billion at Dec. 31, 2015, up $21.3 million from September 30, 2015 Hilltop remains well-capitalized with a 12.65% Tier 1 Leverage Ratio2 and a 18.89% Total Risk Based Capital Ratio • • All Hilltop operating subsidiaries had a strong and profitable quarter, and core fundamentals of our operating businesses continue to trend positively, particularly at the banking segment • In January 2016 our two broker-dealer subsidiaries successfully merged into one entity, HilltopSecurities Notes: (1) See appendix for reconciliation of reported net income to adjusted net income as presented (2) Based on the end of period Tier 1 capital divided by total average assets during the respective quarter, excluding goodwill and intangible assets 3

Hilltop Holdings – Financial Summary Notes: (1) (2) NPLs, NPAs and Total Loans exclude covered loans and covered OREO Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible ass ets 4 Selected ItemsQ4 2014Q3 2015Q4 2015FY 2014FY 2015 Net Income to Common ($000)31,71646,89420,727105,947209,119 EPS - Diluted ($)$0.35$0.47$0.21$1.17$2.09 Book Value Per Share ($)$14.93$17.35$17.56$14.93$17.56 NIM (taxable equivalent)4.72%4.20%3.73%4.74%3.81% Assets ($000)9,242,41612,389,45611,867,0019,242,41611,867,001 Loans HFI, Gross ($000)4,563,1165,421,9465,600,3344,563,1165,600,334 Deposits ($000)6,369,8926,820,7496,952,6836,369,8926,952,683 Hilltop Common Equity ($000)1,346,3841,715,6901,736,9541,346,3841,736,954 NPLs/Total Loans 1 0.42%0.46%0.37%0.42%0.37% NPAs/Total Assets1 0.25%0.24%0.21%0.25%0.21% Tier 1 Leverage Ratio2 14.17%12.01%12.65%14.17%12.65% Total Risk Based Capital Ratio19.69%19.29%18.89%19.69%18.89%

Hilltop Holdings – Net Interest Income & Margin

- Stated NIM declined by 47 bps in Q4 2015 to 3.73% compared with 4.20% in Q3 2015 primarily due to the favorable resolution of certain significant loan relationships that increased yields earned on loans in Q3 2015
  - Increased yields in securities lending business drove 45 bps increase in other earning assets (offset by 36 bps increase in notes payable and other borrowings)
  - Cost of interest bearing deposits was flat vs Q3 2015
- For Q4 2015, the tax equivalent NIM for Hilltop was 79 bps greater due to purchase accounting, driven mainly by:
  - Accretion of discount on loans of $19.5 million
  - Amortization of premium on acquired securities of $0.8 million
- Hilltop NIM adversely affected by broker-dealer's securities lending business, with stated taxable equivalent NIM negatively impacted by 74 basis points in Q4 2015
- Bank NIM for Q4 2015 declined to 4.92% (however, increased to 3.73% before PAA) from 5.79% (3.69% before PAA) in Q3 2015

Annual Yields and Rates (%)	Q4 2014	Q3 2015	Q4 2015
Interest Earning Assets			
Loans, Gross	6.25	6.64	5.63
Investment Securities, Taxable	2.49	2.24	2.57
Investment Securities, Non-Taxable	3.73	3.85	3.76
Fed Funds Sold and Securities to Resell	0.31	0.07	0.25
Interest Earning Deposits	0.22	0.21	0.30
Other	4.27	1.82	2.27
Total Int. Earning Assets	**5.09**	**4.74**	**4.33**
Interest Bearing Liabilities			
Interest Bearing Deposits	0.45	0.31	0.31
Notes Payable and Borrowings	1.28	1.36	1.72
Total Int. Bearing Liabilities	**0.60**	**0.75**	**0.86**
Net Interest Margin (Stated)	**4.72**	**4.20**	**3.73**
Net Interest Margin (Pre-PAA)	**3.50**	**2.83**	**2.94**

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Hilltop Holdings – Noninterest Income • • Noninterest income for Q4 2015 was $276.9 million, up 29.5% versus Q4 2014 Net gains from the sale of loans, other mortgage production income, and mortgage loan origination fees increased $20.9 million, or 18.6%, from Q4 2014 to $133.6 million in Q4 2015, representing 48% of noninterest income for the quarter Investment advisory fees & commissions increased $36.9 million, or 107.9%, from Q4 2014 (primarily due to the SWS Merger) to $71.1 million in Q4 2015, representing 26% of noninterest income for the quarter Net insurance premiums earned were $41.0 million in Q4 2015, representing 15% of noninterest income for the quarter • • $350.0 Other $300.0 $276.9 $250.0 Investment Advisory Fees & Commissions $200.0 $150.0 Net Insurance Premium Earned $100.0 $50.0 Gains on Sale, Mortgage Origination Fees, Other Mortgage Income $0.0 Q4 2014 Q4 2015 Noninterest Income ($M) 6 31.2 $213.8 71.1 25.3 34.2 41.0 41.6 133.6 112.7

Hilltop Holdings – Noninterest Expense

- Noninterest expense was $338.7 million in Q4 2015, up 37.3% from Q4 2014
- Compensation increased $49.0 million, or 36.8%, from Q4 2014 to $182.5 million in Q4 2015 (primarily due to the SWS Merger and increased mortgage volume), representing 54% of noninterest expense for the quarter
  - During the quarter we incurred $1.4 million in employee comp. expenses (severance/retention) related to the SWS Merger
- Loss and LAE and policy acquisition and other underwriting expense were $33.6 in Q4 2015, representing 10% of noninterest expense for the quarter
- Occupancy and equipment expense increased $6.0 million, or 24.9%, from Q4 2014 to $30.3 million in Q4 2015, representing 9% of noninterest expense for the quarter
- Other expenses increased $33.5 million, or 57.0%, from Q4 2014 to $92.4 million in Q4 2015
  - During the quarter we incurred $12.9 million in transaction and integration related costs (excluding employee compensation related costs) due to the SWS Merger, as well as a $4.5 million litigation reserve related to one case at the broker-dealer



Noninterest Expense ($M)
$400.0
$300.0
$200.0
$100.0
$0.0
$246.8
58.9
24.3
30.2
133.4
$338.7
92.4
30.3
33.6
182.5
Q4 2014
Q4 2015
Other
Occupancy and Equipment
Loss, LAE, Policy Acquisition and Other Underwriting Expense
Compensation and Benefits

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Hilltop Holdings – Balance Sheet

- Assets were slightly down, as growth in non-covered loans and loans HFS was more than offset by a decline in broker-dealer & clearing receivables and covered loans
- Gross non-covered loans HFI increased $220.5 million, or 4.4%, from Q3 2015 to $5.2 billion at Q4 2015
- Gross covered loans decreased $42.1 million, or 10.0%, from Q3 2015 to $380.3 million at Q4 2015 due to successful ongoing efforts to resolve troubled loans acquired with FNB Transaction
  - Gross covered loans decreased $262.3 million, or 40.8%, versus Q4 2014
- Broker-dealer & clearing receivables declined $749.4 million, or 35.5%, from Q3 2015 to Q4 2015
  - Management temporarily reduced the securities borrowed balances in connection with the merging of the broker-dealer subsidiaries
- Gross loans HFI (covered and non-covered) to deposits ratio grew to 80.5% at Q4 2015, compared to 79.5% at Q3 2015
- Total deposits increased $131.9 million, or 1.9%, from Q3 2015 to $7.0 billion at Q3 2015
- Broker-dealer & clearing payables declined $707.3 million, or 34.6%, from Q3 2015 to Q4 2015
- Common equity increased $21.3 million, or 1.2%, from Q3 2015 to $1.7 billion at Q4 2015 due to earnings

($000s)	Q4 2014	Q3 2015	Q4 2015
Assets			
Cash & Federal Funds	813,075	551,553	669,445
Securities	1,109,461	1,323,866	1,219,874
Loans Held for Sale	1,309,693	1,354,107	1,533,678
Non-Covered Loans HFI, Gross	3,920,476	4,999,529	5,220,040
Allowance for Non-Covered Loan Losses	(37,041)	(42,989)	(45,415)
Non-Covered Loans HFI, Net	3,883,435	4,956,540	5,174,625
Covered Loans, Net of Allowance	638,029	420,547	378,762
Covered OREO	136,945	106,024	99,090
Broker-Dealer & Clearing Receivables	167,884	2,111,864	1,362,499
FDIC Indemnification Asset	130,437	92,902	91,648
Goodwill & Other Intangibles	311,591	310,724	306,676
Other Assets	741,866	1,161,329	1,030,704
Total Assets	**9,242,416**	**12,389,456**	**11,867,001**
Liabilities and Stockholders' Equity			
Non-Int. Bearing Deposits	2,076,385	2,173,890	2,235,436
Int. Bearing Deposits	4,293,507	4,646,859	4,717,247
Total Deposits	6,369,892	6,820,749	6,952,683
Broker-Dealer & Clearing Payables	179,042	2,045,604	1,338,305
Short Term Borrowings	762,696	910,490	947,373
Notes Payable	56,684	243,556	238,716
Junior Subordinated Debentures	67,012	67,012	67,012
Other Liabilities	345,851	585,217	584,787
Total Liabilities	**7,781,177**	**10,672,628**	**10,128,876**
SBLF Preferred Stock	114,068	-	-
Common Equity	1,346,384	1,715,690	1,736,954
Total Hilltop Equity	**1,460,452**	**1,715,690**	**1,736,954**
Minority Interest	787	1,138	1,171
Total Liabilities & Equity	**9,242,416**	**12,389,456**	**11,867,001**

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Company Operational Updates Note: Market share per Mortgage Bankers Association as of January 20, 2016 9 PlainsCapital Bank •Q4 2015 ROAA of 1.07% driven by strong net interest margin of 4.92% (3.73% Pre-PAA) •Non-covered HFI loan (excluding margin loans) growth of 22% annualized for Q4 2015; favorable loan pipeline with $1.7 billion in total unused commitments •Non-interest bearing deposits increased to 32.2% of total deposits at Q4 2015, relative to 31.9% at Q3 2015 •Credit quality remains sound with non-covered NPAs declining to $25.4 million •Energy exposure declined to 3.6% (down ~$15 million in Q4 2015) from 4.0% at Q3 2015; energy portfolio declined ~$137 million in 2015 •4.4% reserve on energy portfolio, though only 16.3% of energy loans are classified •Operating 67 branches at 12/31/15; continuing to strategically divest non-core and unprofitable branches acquired from FNB while opening new branches in attractive markets •Houston headquarters opened in December 2015; hired new Houston market president to build out franchise PrimeLending •PrimeLending had a profitable quarter driven by increased loan volume of $3.1 billion, up 13% from Q4 2014 •Purchase volume of 77% in Q4 2015 compared to 75% in Q4 2014 •Gain on sale margins increased between Q4 2015 and Q3 2015 due to more favorable loan sale pricing •Overall market share of 0.81% in Q4 2015; Prime remains focused on purchase business, where it had 1.17% market share in Q4 2015 •Mortgage servicing rights retention rate of 7% in Q4 2015, compared to 25% for Q3 2015

Company Operational Updates Note: (1) See appendix for reconciliation of reported pre-tax income to adjusted pre-tax income as presented 10 Hilltop Securities Holdings •Net revenue increased $7.4 million (8.1%) to $99.6 million in Q4 2015 compared to Q3 2015 – primarily driven by increased revenue in the Public Finance segment •Compensation to net revenue ratio has steadily improved each quarter during 2015 – 73.7%, 73.0%, 69.6% and 63.2% in Q1, Q2, Q3 and Q4, respectively •After adjusting for transaction and integration costs ($4.9 million), Hilltop Securities Holdings made $8.6 million1 of pre-tax income during Q4 2015 •In January 2016, the broker-dealer subsidiaries successfully merged into one entity (Hilltop Securities) in one location (Renaissance building in downtown Dallas), a critical milestone in the integration process National Lloyds Corporation •Severe storms in North Texas in late December resulted in elevated losses relative to prior year, with a Loss and LAE ratio of 52.8% in Q4 2015 compared to 43.7% in Q4 2014 •Revenue declined versus Q3 2015 due to efforts to reduce concentrations both geographically and within specific product lines, agent management initiatives and competitive pressure •Resulting decline in policies in force have been partially offset by increased premium rates •94.9% combined ratio for FY 2015 continues to reflect improved risk profile of insurance book and focus on core products, offset by investments in sales, marketing and other corporate organizational initiatives

PlainsCapital Bank – Q4 2015 Highlights

- Pre-tax income decreased to $34.2 million in Q4 2015 versus $41.1 million in Q4 2014 primarily due to an increase in noninterest expense
- Net interest income was driven by non-covered loan growth, accretion and improving core NIM (pre-PAA)
- Noninterest income was slightly down compared to Q4 2014 primarily due to a decline in OREO income, FDIC indemnification asset accretion and exchange fees/service charges (primarily due to branch closures in south Texas)
- Noninterest expense increased compared to Q4 2014 partially due to an increase in OREO writedowns (primarily on 1 property)
- PrimeLending funds originations through a $1.5 billion warehouse line from PlainsCapital Bank; $1.4 billion was drawn at Dec. 31, 2015
- Tier 1 Leverage Ratio[1] increased to 13.22%, up from 12.77% in Q3 2015

Reported Summary Results ($000)	Q4 2014	Q4 2015	FY 2014	FY 2015
Net Interest Income	85,692	89,415	334,377	369,493
Provision for Loan Losses	4,123	4,390	16,916	12,795
Noninterest Income	17,180	14,346	67,438	62,639
Noninterest Expense	57,637	65,138	245,790	243,926
Income Before Taxes	**41,112**	**34,233**	**139,109**	**175,411**

Key Highlights	Q4 2014	Q4 2015	FY 2014	FY 2015
ROAA (%)	1.38	1.07	1.20	1.36
NIM (%)	5.08	4.92	5.00	5.08
Efficiency (%)	56.0	62.8	61.2	56.5
Fee Income (%)	16.7	13.8	16.8	14.5
Assets ($B)	$8.0	$8.7	$8.0	$8.7
Tier 1 Leverage Ratio[1] (%)	10.31	13.22	10.31	13.22

HTH Consolidated Loans HFI by Type



C&D 13%
Consumer 1%
C&I 39%
Real Estate 47%

Total Loans[2]: $5.6 billion

HTH Consolidated Deposit Mix by Type



Time 19%
Non Int. Bearing Demand 32%
Savings 4%
Demand 5%
Money Market 24%
NOW 15%

Total Deposits[2]: $7.0 billion

Notes: (1) Based on the end of period Tier 1 capital divided by total average assets during the respective quarter, excluding goodwill and intangible assets
(2) Loans and deposits by type represents consolidated balances at Hilltop and, therefore, eliminate intercompany balances; C&I includes amounts due on margin loans to customers and correspondents (held at the broker-dealer) of $602.8 million at Q4 2015

11

PlainsCapital Bank – Energy Exposure

Energy Portfolio Breakdown	Q3 2015	Q4 2015
Exploration and Production	**20%**	**19%**
Field Services	15%	21%
Pipeline Construction	25%	23%
Services	**40%**	**44%**
Distribution	25%	25%
Transportation	7%	7%
Midstream	**32%**	**32%**
Wholesalers	2%	2%
Equipment Rentals	5%	1%
Equipment Wholesalers	1%	2%
Other	**8%**	**5%**
Total	**100%**	**100%**

Select Energy Statistics	Q3 2015	Q4 2015
Outstanding Energy Balance ($M)	194.9	179.8
Energy Loans / Total Loans[1] (%)	4.0	3.6
Criticized Energy Loans ($M)	0.0	3.4
Performing Classified Energy Loans ($M)	27.0	25.7
Non-Performing Classified Energy Loans ($M)	2.8	3.6
Classified and Criticized Energy Loans ($M)	**29.8**	**32.7**
Unimpaired Energy Reserves ($M)	6.5	7.3
Energy Reserves / Energy Loans (%)	3.4	4.4
Energy NCOs ($M)	1.1	1.2

Note: (1) Total loans equal to HTH consolidated gross covered and non-covered loans HFI less margin loans held at the broker-dealer

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PlainsCapital Bank – Credit Quality and Capital Ratios $50.0 20.00% 18.13% $45.0 18.00% 17.19% 17.17% 16.99% 17.36% $40.0 16.00% 16.46% 16.46% 16.25% 14.45% $35.0 14.00% $32.8 $31.2 13.74% $30.0 13.22% $30.0 12.00% 12.77% 12.17% 11.34% $25.0 $23.2 10.00% 10.31% $20.0 8.00% $15.0 6.00% $10.0 4.00% $5.0 2.00% $0.0 0.00% Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Tier 1 Leverage Ratio Tier 1 RBC Ratio Total RBC Ratio Note: Tier 1 Leverage Ratio based on the end of period Tier 1 capital divided by total average assets during the respective quarter, excluding goodwill and intangible assets Non-Covered NPAs ($M) 13 $25.4 • Bank Capital Ratios • Credit Quality

PlainsCapital Bank – Loan Portfolio by Classification C&I C&I 3% C&D 6% C&D 9% 1% Real Estate 87% Real Estate 93% Q4 2015 Total: $158.3 million Q4 2015 Total: $222.0 million Consumer 1% Consumer 1% C&D 7% C&D 14% C&I 19% C&I 42% Real Estate 44% Real Estate 73% Q4 2015 Total: $72.1 million Q4 2015 Total: $5,148.0 million Note: PCI stands for Purchased Credit Impaired loans. Loan classification mix represents consolidated balances at Hilltop and, therefore, eliminate intercompany loans. Amounts above equal carrying value, after deductions for discount 14 Non-Covered Non-PCI Loans Non-Covered PCI Loans Covered Non-PCI Loans Covered PCI Loans

PlainsCapital Bank – PCI Loans at Dec. 31, 2015

- Purchased Credit Impaired ("PCI") loans are loans with evidence of credit quality deterioration, for which it is probable that not all contractually required payments will be collected
- PCI loans include covered and non-covered loans
- PCI loans had a total discount of $206.9 million
  - $186.2 million of the discount was related to covered loans
- Weighted average expected loss on PCI loans associated with each of the PlainsCapital Merger, FNB Transaction, and SWS Merger was 28%, 20%, and 15%, respectively

($000)	Covered PCI	Non-Covered PCI	Total PCI
Outstanding Balance	408,221	92,682	500,903
(Discount)	(186,247)	(20,628)	(206,875)
Carrying Amount	221,974	72,054	294,028
Allowance for Loan Loss	1,500	4,486	5,986
Total PCI Loans, Net of Allowance	**220,474**	**67,568**	**288,042**
Carrying Amount (Net of Allowance) / Outstanding Balance	**54.0%**	**72.9%**	**57.5%**

Note: Outstanding balance represents unpaid principal balance net of charge-offs and interest applied to principal

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HILLTOP HOLDINGS

PlainsCapital Bank – Non-PCI Loans at Dec. 31, 2015

- Non-PCI loans include newly originated loans, acquired loans without credit impairment at acquisition, and acquired loans that have renewed
- Non-PCI loans include covered loans and non-covered loans
- Portfolio on balance sheet at 98.6% unpaid principal balance with a total discount of $35.8 million
  - $24.4 million discount was related to non-covered loans, while covered loans had a $11.4 million discount

($000)	Covered Non-PCI	Non-Covered Non-PCI	Total Non-PCI
Outstanding Balance	169,726	5,172,344	5,342,070
(Discount)	(11,406)	(24,358)	(35,764)
Carrying Amount	158,320	5,147,986	5,306,306
Allowance for Loan Loss	32	40,929	40,961
Total Non-PCI Loans, Net of Allowance	**158,288**	**5,107,057**	**5,265,345**
Carrying Amount (Net of Allowance) / Outstanding Balance	**93.3%**	**98.7%**	**98.6%**

Note: Outstanding balance represents unpaid principal balance net of charge-offs and interest applied to principal

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HILLTOP HOLDINGS

PrimeLending – Q4 2015 Highlights • Pre-tax income grew to $3.8 million in Q4 2015 versus a pre-tax loss of $4.9 million in Q4 2014 due to higher origination volumes Origination volume of $3.1 billion in Q4 2015 was $353 million greater than Q4 2014 due to growth in both refinance and purchase business • Purchase volume (as % of total volume) increased to 76.5% in Q4 2015 from 74.6% in Q4 2014 • Refinance volume increased $31.0 million, or 4.5%, from Q4 2014 to $721.3 million in Q4 2015 Noninterest income increased $20.6 million, or 18.2%, from Q4 2014 to $133.8 million in Q4 2015 due to the higher origination volume and gain on sale margins Noninterest expense increased $12.1 million, or 10.5%, from Q4 2014 to $127.4 million in Q4 2015 due to higher variable compensation and additional headcount to support volumes, technology initiatives and regulatory and compliance needs PrimeLending retained servicing on approximately 7% of loans sold in Q4 2015 • Fair value of net MSR increased $2.8 million during Q4 2015 • • • $4,000 $3,500 $3,000 $2,500 $2,000 $1,500 $1,000 $500 $0 • $3,066 $2,713 Q4 2014 Q4 2015 Refinancings Home Purchases Note: (1) Excludes mortgage servicing rights assets related to loans serviced for the banking segment 17 721 690 2,344 2,022 Q4 Q4 FY FY Reported Summary Results ($000)2014201520142015 Net Interest Income(2,866)(2,594)(12,591)(10,423) Provision for Loan Losses----Noninterest Income113,204133,849456,776597,163 Noninterest Expense115,274127,408431,820539,257 Income Before Taxes(4,936)3,84712,36547,483 Q4 Q4 FY FY Key Highlights2014201520142015 Volume - $M$2,713$3,066$10,364$13,352 Volume – Units12,36413,57648,65559,621 Volume - % Purchase74.6%76.5%80.1%74.1% Volume - % Conventional62.7%61.3%62.6%62.9% Servicing Asset ($M)1 $36.2$52.3$36.2$52.3 Mortgage Loans Serviced For Others ($B) 1 $3.6$5.1$3.6$5.1 Mortgage Origination Volume ($M)

Hilltop Securities Holdings – Q4 2015 Highlights

- Q4 2015 includes operations of SWS, though Q4 2014 includes only FSW
- Pre-tax income of $3.7 million in Q4 2015 versus pre-tax income of $5.1 million in Q4 2014; however, continued improvement in profitability since the SWS merger
  - Q4 2015 results include pre-tax integration related costs of $4.9 million directly attributable to the acquisition of SWS
  - After adjusting for the pre-tax integration related costs, Q4 2015 pre-tax income was $8.6 million[1]
- Public finance investment banking and advisory fees increased 4.2% to $27.6 million in Q4 2015 compared to Q4 2014
- The U.S. Agency to-be-announced, or TBA, business, which provides interest rate protection for housing authorities, had fair value changes on derivatives that provided a net gain of $13.2 million for Q4 2015
- Noninterest expense increased $58.8 million, or 158.0%, from Q4 2014 to $96.0 million in Q4 2015 primarily due to the inclusion of SWS employees and compensation that varies with noninterest income
  - Also recorded a $4.5 million litigation reserve in Q4 2015 on one specific case from legacy SWS
- The broker-dealer segment provided the banking segment with $845.6 million of core deposits at Q4 2015, representing 38% of total available FDIC insured balances

Reported Summary Results ($000)	Q4 2014	Q4 2015	FY 2014	FY 2015
Net Interest Income	3,068	8,652	12,144	32,971
Provision for Loan Losses	2	(113)	17	(80)
Noninterest Income	39,290	90,902	119,451	334,495
Noninterest Expense	37,209	95,987	124,715	367,812
Income (Loss) Before Taxes	**5,147**	**3,680**	**6,863**	**(266)**

Key Highlights	Q4 2014	Q4 2015	FY 2014	FY 2015
Compensation/Net Revenue (%)	59.2	63.2	59.7	69.6
FDIC Insured Balances at PCB ($M)	$281	$846	$281	$846
Other FDIC Insured Balances ($M)	$194	$1,380	$194	$1,380
Public Finance Issues (#)	326	422	1,170	1,655
Public Finance Aggregate Amount of Offerings ($M)	$11,868	$12,323	$40,741	$70,021
Capital Markets Volume ($M)	$10,449	$21,063	$32,464	$76,738
Lock Production/TBA Volume ($M)	$508	$967	$1,658	$3,848

Note: (1) See appendix for reconciliation of reported pre-tax income to adjusted pre-tax income as presented

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HILLTOP HOLDINGS

National Lloyds Corporation – Q4 2015 Highlights • Pre-tax income of $7.0 million in Q4 2015 relative to $11.6 million in Q4 2014 • Written premium and policies in force fell as focus remains on profitability and core products • Severe weather in North Texas in late December drove Loss and LAE ratio to 52.8% for the quarter, compared to 43.7% in Q4 2014 Commercial 2% 100.0% 87.0% 80.0% Mobile Home 24% 60.0% Homeowners 43% 40.0% 20.0% 0.0% Q4 2014 Q4 2015 Loss & LAE Ratio Underwriting Expense Ratio Fire 31% 19 76.8% 34.2% 33.1% 52.8% 43.7% Q4 2015 Direct Premiums Written Combined Ratio Q4 Q4FY FY Key Highlights ($000)2014201520142015 Direct Premiums Written38,10936,393172,464167,025 Net Premium Earned41,60741,001164,524162,082 Reported Summary Results Q4 Q4FY FY ($000)2014201520142015 Net Interest Income1,0468933,6723,187 Provision for Loan Losses----Noninterest Income43,66742,969173,577171,185 Noninterest Expense33,14436,828151,541158,720 Income Before Taxes11,5697,03425,70815,652

Questions? 20

Appendix 21

Hilltop Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

Hilltop presents one measure on page ten and eighteen and two measures on page three of this presentation that are not measures of financial performance recognized by generally accepted accounting principles in the United States ("GAAP").

These measures are important to investors interested in changes from period to period in income before taxes, net income and net income per diluted share. For companies, such as Hilltop, business combinations can result in the recording of significant amounts of expenses related to those transactions.

You should not view this disclosure as a substitute for results determined in accordance with GAAP, and this disclosure is not necessarily comparable to that of other companies that use non-GAAP measures. The following table reconciles these Hilltop non-GAAP financial measures to the most comparable GAAP financial measures, "segment income before income taxes", "net income to common shareholders" and "net income per diluted share."

Q4 2015 Reconciliation of Non-GAAP Segment Adjusted Income Before Income Taxes ($M)	Broker-Dealer
GAAP Income Before Income Taxes	3.7
Add:	
Transaction and Integration Costs (pre-tax)[1]	4.9
Non-GAAP Segment Adjusted Income Before Income Taxes	**8.6**

Q4 2015 Reconciliation of Non-GAAP Adjusted Net Income	($M)	Diluted EPS ($)
GAAP Net Income to HTH Common Shareholders	20.7	0.21
Add:		
Transaction and Integration Costs (net of tax)[1]	12.6	0.13
Non-GAAP Adjusted Net Income	**33.4**	**0.34**

Note: (1) Includes various transaction and integration costs associated with the SWS Merger, which closed January 1, 2015

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HILLTOP HOLDINGS